Exhibit 99.1

Accuray Enters into $40 Million Term Loan; Company Intends to Retire Principal Amount of February 2018 Convertible Notes with Cash at Maturity

Company Also Modifies Revolving Loan Agreement

SUNNYVALE, Calif., December 21, 2017 — Accuray Incorporated (NASDAQ: ARAY) announced today it closed a new $40 million term loan with MidCap Financial Trust while concurrently reducing the borrowing facility under its existing revolving loan with MidCap by $20 million. The Company intends to use the net proceeds of the term loan, combined with existing cash on hand, to retire the $40 million aggregate principal amount of its 3.50% convertible senior notes and 3.50% Series A convertible senior notes due February 1, 2018.

“This transaction raises an additional $20 million in available funds that we intend to use in conjunction with $20 million on our balance sheet to retire the aggregate principal amount of our February 2018 convertible notes while reducing potential underlying shareholder dilution,” said Kevin Waters, Chief Financial Officer.  “We will have lowered our overall convertible note exposure from $215 million two years ago to $85 million after retiring the remaining February 2018 convertible notes. This new agreement with MidCap Financial Trust along with projected operating income gives us the flexibility to achieve our strategic objectives.”

The new term loan bears interest at 90-day LIBOR (subject to a 1.00% floor) plus 675 basis points with a final maturity date of December 2022. The Company has the option to draw upon an additional $20 million from MidCap, subject to the terms of the agreement.

Accuray had approximately $94 million of cash, cash equivalents, restricted cash and investments at September 30, 2017.

About Accuray

Accuray Incorporated (NASDAQ: ARAY) is a radiation oncology company that develops, manufactures, and sells precise, innovative tumor treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The Company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments.

About MidCap Financial

MidCap Financial is a middle market-focused, specialty finance firm that provides senior debt solutions to businesses across all industries. The firm’s years of experience, strong balance sheet, and flexibility make it a lender of choice for companies across all stages of growth and complexity. MidCap Financial’s debt solutions focus in five areas: (i) General and Healthcare Asset-Based working capital loans collateralized by third-party accounts receivable and other assets, (ii) Leveraged loans to companies backed by private equity sponsors, (iii) Life Sciences loans to VC-backed and public pharmaceutical, biotech, and medical device companies, (iv) Real Estate loans on all types of commercial properties, medical office buildings, various types of senior housing and skilled nursing properties, and (v) Lender Finance term loans or revolvers provided across the consumer and commercial finance sectors. Additional information about MidCap Financial can be found at www.midcapfinancial.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to Accuray’s intended use of proceeds from the term loan and Accuray’s ability to achieve its strategic objectives. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, the Company’s ability to retire its February 2018 convertible notes, the Company’s ability to achieve widespread market acceptance of its products, the Company’s ability to effectively manage its growth, the Company’s ability to maintain or increase its gross margins on product sales and services, the Company’s ability to meet the covenants under its credit facilities and such other risks identified under the heading “Risk Factors” in the Company’s annual report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on August 25, 2017, the Company’s quarterly report on Form 10-Q, filed with the SEC on November 3, 2017, and as updated periodically with the Company’s other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to Accuray at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Investor Contact:
Doug Sherk
Investor Relations, EVC Group
+1 (415) 652-9100
dsherk@evcgroup.com

Media Contact:
Beth Kaplan
Accuray
+1 (408) 789-4426
bkaplan@accuray.com